                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-_____) pertaining to the USinternetworking, Inc. Amended and Restated 1988 Stock Option Plan, of our report dated January 24, 2000, with respect to the consolidated financial statements of USinternetworking, Inc. for the year ended December 31, 1999 and for the period from January 14, 1998 (date of inception) through December 31, 1998, included in the Prospectus of USinternetworking, Inc. (filed pursuant to Rule 424(b) on February 17, 2000), filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP


Baltimore, Maryland
March 1, 2000